Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-107754) and Form S-8 (No. 333-139136, No. 333-87920, No. 333-126607 and No. 333-126608) of LIN TV Corp. and LIN Television Corporation of our report dated March 14, 2008 relating to the financial statements, financial statement schedule and the effectiveness of internal control over financial reporting of LIN TV Corp., which appears in this Form 10-K.
/s/ PricewaterhouseCoopers LLP
Hartford, Connecticut
March 14, 2008